EXHIBIT 23.0




                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the publication of our report dated March 2, 2000 on the financial statements in the Annual Report on form 10-KSB of Can-Cal Resources, Ltd. for the years ended December 31, 1999 and 1998.

MURPHY, BENNINGTON & CO.

/s/ Murphy, Bennington & Co.


March 21, 2000


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